UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 17, 2018 (January 14, 2018)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

0-16211
(Commission File Number)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17401-2991
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 14, 2018, DENTSPLY SIRONA Inc. (the “Company”) appointed Betsy D. Holden and Leslie F. Varon to the Board of Directors of the Company (the “Board”) and expanded the size of the Board from nine members to 11 members.  Ms. Holden will serve as a member of the Board’s Human Resources Committee, and Ms. Varon will serve as a member of its Audit and Finance Committee.  Ms. Holden and Ms. Varon will participate in the same compensation plans as the other non-employee members of the Board, as presently described under “2016 Compensation of Directors” in the Company’s proxy statement dated April 13, 2017 for its 2017 annual meeting of stockholders.  The Board’s Chairman, Eric K. Brandt, ceased his service on those committees effective as of the appointment of Ms. Holden and Ms. Varon.  As is being separately disclosed today, Donald M. Casey Jr. will also join the Board upon his appointment as Chief Executive Officer of the Company effective February 12, 2018, at which time the size of the Board will increase from 11 members to 12 members.

Item 8.01   Other Events.

On January 17, 2018, the Company issued a press release announcing the appointment of Ms. Holden and Ms. Varon.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits:

99.1   DENTSPLY SIRONA Inc. press release dated January 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President, Secretary and
General Counsel

Date: January 17, 2018